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                                                                  EXHIBIT 22.1



                SUBSIDIARIES OF ZITEL CORPORATION



1.   Zitel International Corporation
     47211 Bayside Parkway
     Fremont, CA 94538-6517

2.   Zitel International (Luxembourg) S.A.
     47211 Bayside Parkway
     Fremont, CA 94538-6517

3.   Zitel SARL
     47211 Bayside Parkway
     Fremont, CA 94538-6517

4.   Zitel Export Corporation
     47211 Bayside Parkway
     Fremont, CA 94538-6517

4.   Datametrics Systems Corporation
     47211 Bayside Parkway
     Fremont, CA 94538-6517

5.   Datametrics Systems Limited
     47211 Bayside Parkway
     Fremont, CA 94538-6517

6.   Datametrics Systems Nederland B.V.
     47211 Bayside Parkway
     Fremont, CA 94538-6517